As filed with the Securities and Exchange Commission on February 25, 1999
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                      65-0723837
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                     Identification No.)



               116 Huntington Avenue, Boston, Massachusetts 02116
          (Address, including zip code, of principal executive offices)

           Specialty Teleconstructors, Inc. 1997 Stock Incentive Plan
             Specialty Teleconstructors, Inc. 1998 Stock Option Plan
                            (Full title of the Plan)

                                 STEVEN B. DODGE
                           American Tower Corporation
                              116 Huntington Avenue
                          Boston, Massachusetts 02116 I
                                 (617) 375-7500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             NORMAN A. BIKALES, ESQ.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800

                                CALCULATION OF REGISTRATION FEE

                                                               Proposed            Proposed
                                              Amount            Maximum             Maximum
          Title of Each Class of               to be         Offering Price        Aggregate         Amount of
        Securities to be Registered         Registered         Per Share         Offering Price   Registration Fee

Class A Common Stock, $.01 par value.......   971,850    $10.909 to $15.909(2)   $13,441,750(2)        $3,737

Issuable upon exercise of outstanding
options under the Specialty
Teleconstructors, Inc. 1997 Stock Incentive
Plan and the Specialty Teleconstructors,
Inc. 1998 Stock Option Plan(1)




(1) Options to purchase Common Stock of OmniAmerica, Inc. ("Omni") under the Specialty Teleconstructors, Inc. 1997 Stock Incentive Plan and the Specialty Teleconstructors 1998 Stock Option Plan were assumed by American Tower Corporation ( the "Company"), pursuant to a certain Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, American Towers, Inc. and Omni, dated as of November 16, 1998.

(2) Pursuant  to Rule 457(h) the  offering  price is  calculated  based upon the
    exercise  price  with  respect  to  shares  subject  to  options   currently
    outstanding.

                           AMERICAN TOWER CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information; Item 2. Registrant Information and Employee Plan Annual Information.

    The documents containing the information required by these items will be given to employees participating in the Specialty Teleconstructors, Inc. 1997 Stock Incentive Plan (the "1997 Plan") and the Specialty Teleconstructors, Inc. 1998 Stock Option Plan (the "1998 Plan") and are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of the Registration Statement or as an exhibit thereto.

    Employees participating in the 1997 Plan and 1998 Plan may obtain additional information regarding the Company by requesting from the Company a copy, without charge, of the Company's recent Registration Statement on Form S-1 (File No. 333-70881).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents which have been filed by the Company with the Commission are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Commission on April 9, 1998.

    (b) The Company's Form 8-A filed on June 4, 1998; and

    (c) The Company's (i) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed on May 15, 1998, (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed on August 14, 1998, (iii) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed on November 16, 1998, (iv) Currents Reports on Form 8-K filed on March 20, 1998, May 1, 1998, June 4, 1998, July 16, 1998, November 30, 1998, January 8, 1999, January
21, 1999, February 12, 1999 and February 24, 1999, and (iii) Current Report on Form 8-K/A filed on January 27, 1999.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

    None.

Item 5.  Interests of Named Experts and Counsel.

    The validity of the shares offered hereby will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts. Norman A. Bikales, a member of the firm of Sullivan & Worcester LLP owns 9,000 shares of Class A Common Stock and 41,490 shares of Class B Common Stock and currently has an option to purchase 20,000 shares of Class A Common Stock at $10.00 per share. An associate of Sullivan & Worcester LLP has an option to purchase 8,000 shares of Class A Common Stock at $18.75 per share. Mr. Bikales and/or associates of that firm serve as secretary or assistant secretaries of the Company and certain of its subsidiaries.

Item 6.  Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in a non-derivative action, which involves a criminal proceeding, in which such person had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

    Article XII of the Company's By-Laws provides that the Company shall indemnify each person who is or was an officer or director of the Company to the fullest extent permitted by Section 145 of the DGCL.

    Article Sixth of the Company's Restated Certificate of Incorporation states that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) liability under
Section 174 of the DGCL relating to certain unlawful dividends and stock repurchases, or (iv) any transaction from which the director derived an improper personal benefit.


Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    Listed below are the exhibits which are filed as part of this registration statement (according to the number assigned to them in Item 601 of Regulation S-K).

Exhibit No.                    Description of Document                               Exhibit File No.

     5     Opinion of Sullivan & Worcester LLP.............................Filed herewith as Exhibit 5
   10.1    Specialty Teleconstructors, Inc. 1997 Stock Incentive Plan......Filed herewith as Exhibit 10.1
   10.2    Specialty Teleconstructors, Inc. 1998 Stock Option Plan.........Filed herewith as Exhibit 10.2
   23.0    Consent of Sullivan & Worcester LLP.............................Contained in the opinion of
                                                                           Sullivan & Worcester LLP filed
                                                                           herewith as part of Exhibit 5
   23.1    Consent of Deloitte & Touche LLP................................Filed herewith as Exhibit 23.1
    24     Power of Attorney...............................................Filed herewith as page II-4 of the
                                                                           Registration Statement

Item 9.  Undertakings.

    (a)  The undersigned registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 25th day of February, 1999.

                                            AMERICAN TOWER CORPORATION


                                            By: /s/ Steven B. Dodge
                                               Steven B. Dodge
                                               Chairman of the Board, President
                                               and Chief Executive Officer

     The undersigned Officers and Directors of American Tower Corporation (the "Company") hereby severally constitute Joseph L. Winn, Justin D. Benincasa, Michael B. Milsom and Norman A. Bikales, and each of them, acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below the Company's Registration Statement on Form S-8 relating to the registration of an aggregate of 971,850 shares of the Company's Class A Common Stock, $.01 par value issued or issuable upon the exercise of options granted under the Specialty Teleconstructors, Inc. 1997 Stock Incentive Plan and the Specialty Teleconstructors, Inc. 1998 Stock Option Plan, and any and all amendments and supplements thereto, filed with the Securities and Exchange Commission, for the purpose of registering such shares, under the Securities Act of 1933, as amended, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


     Signature                          Title                         Date
     ---------                          -----                         ----

/s/ Steven B. Dodge           Chairman, President and          February 25, 1999
Steven B. Dodge                 Chief Executive Officer

/s/ Joseph L. Winn            Chief Financial Officer and      February 25, 1999
Joseph L. Winn                  Treasurer

/s/ Justin D. Benincasa       Vice President and               February 25, 1999
Justin D. Benincasa             Corporate Controller

/s/ Alan L. Box               Executive Vice President and     February 25, 1999
Alan L. Box                     Director

/s/ Arnold L. Chavkin         Director                         February 25, 1999
Arnold L. Chavkin

/s/ J. Michael Gearon, Jr.    Executive Vice President and     February 25, 1999
J. Michael Gearon, Jr.          Director

     Signature                   Title                                Date
     ---------                   -----                                ----

/s/ Thomas H. Stoner          Director                         February 25, 1999
Thomas H. Stoner

/s/ Fred R. Lummis            Director                         February 25, 1999
Fred R. Lummis

/s/ Randall Mays              Director                         February 25, 1999
Randall Mays

/s/ Maggie Wilderotter        Director                         February 25, 1999
Maggie Wilderotter

                                  EXHIBIT INDEX

     Listed below are the exhibits which are filed as part of this registration statement (according to the number assigned to them in Item 601 of Regulation S-K).

Exhibit No.                    Description of Document                           Exhibit File No.          Page

     5     Opinion of Sullivan & Worcester LLP.............................Filed herewith as Exhibit 5
   10.1    Specialty Teleconstructors, Inc. 1997 Stock Incentive Plan......Filed herewith as Exhibit 10.1
   10.2    Specialty Teleconstructors, Inc. 1998 Stock Option Plan.........Filed herewith as Exhibit 10.2
   23.0    Consent of Sullivan & Worcester LLP                             Contained in the opinion of
                                                                           Sullivan & Worcester LLP filed
                                                                           herewith as part of Exhibit 5
   23.1    Consent of Deloitte & Touche LLP................................Filed herewith as Exhibit 23.1

    24     Power of Attorney...............................................Filed herewith as page II-4 of the Registration Statement